Exhibit 99.1

1 Investor Presentation Third Quarter 2021

Disclaimer Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the negative effects of the COVID-19 pandemic, including its effects on the economic environment, our clients and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the future implementation of the Current Expected Credit Loss standard; the concentration of large loans to certain borrowers; the concentration of large deposits from certain clients; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, including changes to federal and state corporate tax rates; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; severe weather, natural disasters, wide spread disease or pandemics (including the COVID-19 pandemic), acts of war or terrorism or other adverse external events; potential impairment to the goodwill we recorded in connection with our past acquisition; changes to U.S. or state tax laws, regulations and guidance, including recent proposals to increase the federal corporate tax rate; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Certain of the information contained in this presentation is derived from information provided by industry sources. Although we believe that such information is accurate and that the sources from which it has been obtained are reliable, we cannot guarantee the accuracy of, and have not independently verified, such information. Use of Non-GAAP financial measures In addition to the results presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non- GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures to the comparable GAAP measures are provided in this presentation. 2

The Finest Entrepreneurial Bank in the Twin Cities Company Overview Branch-Light Model in Attractive Twin Cities Market Twin Cities MSA Name: Bridgewater Bancshares, Inc. Headquarters: St. Louis Park, MN Ticker: NASDAQ: BWB; BWBBP Assets: $3.4 Billion Loans: $2.7 Billion Deposits: $2.9 Billion Equity: $367.8 Million Serving a Commercial-Focused Client Base Track Record of Profitability, Growth and Efficiency • CRE lending • Acquisition financing • Construction lending • Affordable housing financing • Long-term multifamily financing • Commercial & business lending • Business / cash management • SBA lending • 1-4 family rentals • Personal banking CRE, 33% Multifamily, 32% C&D, 9% PPP, 2% C&I, 13% 1-4 Family, 11% Consumer, 0% $2.7B Business and Personal Banking Commercial Banking Loan Balances • Founded in 2005 by a group of banking industry veterans and local business leaders • Continuous profitability since the third month of operations • Proven stability, growth and profitability through both the Great Recession and the COVID-19 pandemic • Expertise in commercial real estate with a focus in multifamily lending • Organizational focus on risk management • Effective operating model, with one of the lowest efficiency ratios in the industry Data as of September 30, 2021 3

Strategic Leadership Team with Broad Skill Sets and Industry Expertise 4 Jerry Baack Chairman, CEO and President • Past regulator and responsible for all aspects of BWB formation • Lead founder of BWB in 2005 • 30+ years of banking experience Jeff Shellberg EVP and Chief Credit Officer • Holding company board member and oversees strong credit and underwriting culture • BWB founding member in 2005 • 35+ years of regulatory and banking experience Nick Place Chief Lending Officer • Client-focused while meeting and responding to market demands • Joined BWB in 2007 • 15 years of banking experience Mark Hokanson Chief Technology Officer • Proactively drives technology and innovative solutions to support future growth • Joined BWB in 2019 • 14 years of financial services technology experience Mary Jayne Crocker EVP and Chief Operating Officer • Implementation of unique corporate culture and strategic execution • Joined BWB in 2005 • 20+ years of financial services experience Joe Chybowski Chief Financial Officer • Strategic insights across the organization including capital and liquidity management • Joined BWB in 2013 • 12 years of banking and capital markets experience Lisa Salazar Chief Deposit Officer • Selected as one of the Finance & Commerce Top Women in Finance in 2021 • Joined BWB in 2018 • 28 years of banking experience

A Culture-Driven Organic Growth Story 5 Consistent Profitability and Shareholder Return Truly Unconventional Culture Highly Efficient Business Model Robust Organic Growth Proactive Risk Management • Entrepreneurial spirit unlike the culture at a typical bank • New HQ with modern, open layout promoting team member and client collaboration • Commitment to provide clients with quick answers, responsive support and simple solutions • Commitment to positively impacting the communities we serve • Generating robust organic loan growth is simply who we are (25% CAGR1 since 2015) • Commercial business expertise with a multifamily focus • Deposit growth keeping pace with loan growth • M&A-related market disruption resulting in client and banker acquisition opportunities to support loan and deposit growth • Branch-light model • Efficient operating philosophy, including networking, banking tools and in-house expertise • Low levels of expenses as a percent of total assets compared to peers • Efficiency ratio consistently in the low 40% range, among the lowest in the industry • Scaling of risk management function to address emerging risks and support growth plans • Decisive credit culture including consistent underwriting, active loan monitoring and deep industry experience • Well diversified loan portfolio across asset classes • Superb asset quality despite the COVID-19 impact >2% Consistent Pre-Provision Net Revenue (PPNR) ROA2 21% Diluted EPS CAGR3 since 2017 20% Tangible book value per share CAGR since 2017 1 Excludes PPP loans 2 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. 3 Assumes 2021 YTD diluted EPS annualized

Our Core Values Unconventional. Our clients notice a difference. Responsive. Under promise, over deliver. Dedicated. Don’t stop until you get it done. Growth. If you aren’t moving, where are you going? Accurate. It’s more than just an expectation. 6

An Award-Winning Workplace Culture “I envisioned a bank where clients would notice a difference, where people would be challenged to grow both professionally and personally and where team members would be appreciated for sharing their skills and rewarded for a job well done.” Jerry Baack Chairman, CEO and President Top Workplaces Star Tribune 2016. 2017. 2018. 2020. 2021. Best Banks to Work For American Banker 2017. 2018. 2020. 7 New Corporate Headquarters Progressive Pay and Benefits Health and Wellness Committee Diversity, Equity and Inclusion Committee Volunteer Paid Time Off Modern, open design with an entrepreneurial spirit tailor-made for team building and collaboration Increased minimum wage to $20 per hour in August 2021, with benefits including flexible work environment and paid parental leave (mother or father) Providing team member opportunities to support physical and mental health, including fitness events and access to the Headspace app Inclusive culture that encourages, supports and celebrates diversity of team members and communities in which we serve Team members receive up to 16 hours of PTO per year for volunteer activities supporting the Community Reinvestment Act (CRA)

A Responsive Service Model Our clients can expect… • Responsive support and simple solutions • A local bank of choice in a market where many local banks have left • Flexibility, market expertise and strong network connections 8 “Bridgewater’s ability to adapt, keep pace and deliver unconventional results is invaluable. They are a complete joy to work with.” Josh Brandsted Greco The “Proven Process” for Our Clients

A Commitment to Our Communities Our communities can expect… Bridgewater’s commitment to investing, lending and volunteering in ways that serve low-to- moderate income segments in the Twin Cities ‘Outstanding’ Rating for Community Reinvestment Act Performance FDIC, 2020 Impacting the greater good. 9

Attractive Twin Cities Market Built for Business

BRIDGEWATER BANCSHARES, INC.

Large Corporate Presence

#1

Fortune 500 companies per capita (16)[1]

Credit Worthy Population

#1

State with highest average credit score (720)[2]

Women Entrepreneurs

#1

Best place for women entrepreneurs[3]

Educated Workforce

#5

State with educational achievement beyond high school (59% of age 25-64 population)[4]

Business Focus

#7

America's top states for business[5]

High Growth MSA

Top 20

Most populated area in the U.S. with 4% projected population growth by 2026

Banking Industry Disruption

Banking industry disruption caused by M&A activity leading to opportunities for client and talent acquisition in the Twin Cities

2021 Median Household Income ($)[6]



$86,382
$64,386
$67,761
Twin Cities
Midwest
US

2021 – 2026 Proj. Population Growth (%)[6]



4.00%
1.08%
2.91%
Twin Cities
Midwest
US

[1] Source: Minnesota Department of Employment and Economic Development
[2] Source: Experian – State of Credit, 2020
[3] Source: Minneapolis-St. Paul Smart Asset™, 2020
[4] Source: Lumina Foundation, A Stronger Nation – National Report, 2019
[5] Source: CNBC, 2019
[6] Source: S&P Capital IQ, Midwest includes ND, SD, NE, KS, MN, IA, MO, WI, IL, IN and OH

10

History of Organic Asset Growth Generation 11 $1,184 $76 $929 $1,260 $1,617 $1,974 $2,269 $2,927 $3,389 2015 2016 2017 2018 2019 2020 3Q21 Acquired Assets Organic Proven ability to consistently generate 20%+ annual asset growth primarily in the Twin Cities market Asset growth has almost exclusively been organic, with the exception of a small bank acquisition in 2016 Dollars in millions Anticipate the Twin Cities market can support BWB growth to at least $5B in assets over the next few years

Robust Loan Growth Isn’t Unusual at BWB, It’s Who We Are 12 $799 $1,001 $1,347 $1,665 $1,912 $2,188 $2,658 $138 $54 $799 $1,001 $1,347 $1,665 $1,912 $2,326 $2,712 2015 2016 2017 2018 2019 2020 3Q21 PPP Loans (ex. PPP) Current BWB Loan Growth Catalysts Strong brand and service model in the Twin Cities market Expanding referral base means getting a look at the CRE deals we want M&A-related market disruption resulting in client and banker acquisition opportunities PPP-related client acquisition opportunities Over 40% of PPP loan originations were to new clients Expansion of talented lending and business services teams Supporting loan and deposit growth and enhancing client experience Expect near-term annualized loan growth (ex. PPP) in the high teens range Dollars in millions Manageable competition in the Twin Cities market Limited number of mid-cap banks competing for deals

Well-Diversified Loan Portfolio With a Commercial Focus 13 CRE NOO 29% Multifamily 32% C&D 9% 1-4 Family 11% CRE OO 4% C&I 13% PPP 2% Consumer & Other 0% $2.7B CRE NOO 27% Multifamily 21% C&D 15% 1-4 Family 18% CRE OO 6% C&I 13% Consumer & Other 0% $0.8B Evolution of Loan Mix by Type 2015 3Q21 Intentional mix shift toward Multifamily has aligned with the build-out of talent and expertise in the segment, and continued strong performance 354% 333% 318% 304% 313% 266% 261% 180% 164% 185% 177% 204% 190% 216% 534% 497% 503% 480% 517% 456% 477% 2015 2016 2017 2018 2019 2020 3Q21 Track Record of Successfully Managing CRE Portfolio Above 300% of Bank Capital Multifamily / Bank Risk-Based Capital CRE (ex. Multifamily) / Bank Risk-Based Capital • Remain comfortable with current CRE concentration levels • Declining CRE concentration (ex. Multifamily) now below 300% of bank capital • View Multifamily separate from traditional CRE given its lower risk profile • Low weighted average debt per unit of less than $120K • No net charge-offs over the past five years • Only $62K of net charge-offs since inception Ability to consistently supplement the capital stack with capital raises to support continued CRE growth

Well-Positioned for Continued Growth Opportunities Across Key Portfolios

BRIDGEWATER BANCSHARES, INC.

	Multifamily	CRE Nonowner Occupied	Construction & Development	C&I
Size	$865M — 32% of portfolio	$786M — 29% of portfolio	$257M — 9% of portfolio	$350M — 13% of portfolio
YoY Growth	48%	19%	46%	22%
Competitors	JPMorgan Chase, agency lenders, local banks and credit unions	Local banks, life insurance companies	Local banks	Local banks
Go-to-Market Strategy	Bank of choice in the Twin Cities market due to proven expertise and service model	Knowledgeable lenders with efficient closing processes and ample capacity	Loan advances increasing following build-out of team over the past years	Responsive support, simple solutions and the local touch entrepreneurs are looking for
Growth Outlook	Continued appetite given expertise and market opportunities	Strong market fundamentals and recent hires drive market share gains	Growth to continue as recent projects fund over 12-24 months	Growth due to recent hires with goal to add loan diversification over time
Key Stats	$2.5M Avg. Loan Size; 64% Weighted Avg. LTV; 100% Loans with Pass Rating	$2.1M Avg. Loan Size; 61% Weighted Avg. LTV; 96% Loans with Pass Rating	$750K Avg. Loan Size; 61% Weighted Avg. LTV; 0.00% 5-Year NCOs	$460K Avg. Loan Size; 0.03% 5-Year NCOs; 97% Loans with Pass Rating

Portfolio Diversification


Unit Type
5-19 Units 15%
20-49 Units 26%
50-99 Units 30%
100+ Units 29%


Property Type
Office 27%
Retail 21%
Industrial 27%
Senior Housing 9%
Hotel 3%
Restaurant 3%
Other 10%


Property Type
Residential 24%
Multifamily 40%
CRE Other 12%
Land 24%


Industry
RE Rental and Leasing 38%
Constr. 15%
Manufact. 15%
Finance & Ins. 11%
Prof. Services 5%
Accom. & Food Service 5%
Trade 4%
Other 7%

Data as of September 30, 2021

14

Deposit Market Share Momentum in the Twin Cities Continues

BRIDGEWATER BANCSHARES, INC.

Total Deposits – Minneapolis/St. Paul MSA

2012

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	Wells Fargo & Co.	CA	100	$ 79,407	49.80%
2	U.S. Bancorp	MN	100	$ 43,088	27.02%
3	Ameriprise Financial Inc.	MN	1	$ 5,107	3.20%
4	TCF Financial Corp.	MN	102	$ 4,992	3.13%
5	Bank of Montreal	CAN	34	$ 2,760	1.73%
6	Bremer Financial Corp.	MN	30	$ 2,205	1.38%
7	Associated Banc-Corp	WI	28	$ 1,395	0.87%
8	Klein Financial Inc.	MN	18	$ 1,129	0.71%
9	Anchor Bancorp Inc.	MN	15	$ 1,126	0.71%
10	Central Bancshares Inc.	MN	16	$ 732	0.46%
17	**Bridgewater Bancshares, Inc.**	**MN**	**2**	**$ 398**	**0.25%**
	Top 10			**$ 141,941**	**89.01%**
	MSA Total			**$ 159,467**	

2021

Rank	Bank	HQ	Branches	Deposits ($M)	Market Share
1	U.S. Bancorp	MN	84	$ 75,920	41.16%
2	Wells Fargo & Co.	CA	91	$ 30,141	16.34%
3	Ameriprise Financial Inc.	MN	2	$ 8,673	4.70%
4	Bank of Montreal	CAN	26	$ 7,849	4.26%
5	Huntington Bancshares, Inc.	OH	77	$ 6,545	3.55%
6	Bremer Financial Corp.	MN	21	$ 5,705	3.09%
7	Bank of America Corp.	NC	13	$ 5,134	2.78%
8	Old National Bancorp	IN	29	$ 3,886	2.11%
9	**Bridgewater Bancshares Inc.**	**MN**	**7**	**$ 2,748**	**1.49%**
10	State Bankshares, Inc.	ND	6	$ 2,558	1.39%
	Top 10			**$ 149,160**	**80.87%**
	MSA Total			**$ 184,444**	

Market Ripe for Continued Market Share Gains

- Top-heavy deposit market **(top 2 market share = 58%)**
- Top 2 have lost market share each of the last seven years **(2012: 77% / 2021: 58%)**
- Very fragmented market after the top 2 with no other bank having market share over 5%
- Significant M&A activity in the market creating opportunities for talent and client acquisition
- BWB has a local banking advantage with only 4 of the top 10 banks headquartered in MN

Not All Is Lost In Local Banking

BWBMN.COM
Member FDIC
BRIDGEWATER BANK

Source: S&P Capital IQ

15

Deposit Growth With Improving Mix Provides Funding for Loan Growth

BRIDGEWATER BANCSHARES, INC.



25.9% CAGR
$762
$1,024
$1,339
$1,561
$1,823
$2,502
$2,854
2015
2016
2017
2018
2019
2020
3Q21
16%
25%
20%
17%
22%
14%
27%
23%
13%
23%
15%
22%
28%
13%
22%
19%
20%
26%
11%
24%
13%
20%
28%
14%
25%
18%
14%
26%
15%
27%
14%
11%
28%
17%
30%
Noninterest-Bearing Transaction
Interest-Bearing Transaction
Savings and Money Market
Time
Brokered

Robust Deposit Growth

- Recent deposit growth drivers include:
  - New client and banker acquisition opportunities due to M&A disruption
  - Expansion of treasury management team
  - Deposits from PPP relationships
  - Deposit Growth Plan – incentive program for team members to refer new business (~$480M of balances)
- Expect deposit growth to continue to fund loan growth going forward

Improving Deposit Mix[1]

Transaction Deposits

39% ➡ 47%

Savings & MM

20% ➡ 28%

Time Deposits

25% ➡ 11%

3Q21 Cost of Deposits

0.48% *Down 39 bps YoY*

A "branch light" model further reduces the overall cost of deposit acquisition due to less branch expense and overhead

Executing on Deposit Strategies to Continue to Fund Loan Growth

Transaction	Capitalizing on market opportunities through client and banker acquisitions, including expanding commercial client relationships
Savings and Money Market	Capitalizing on market opportunities as well, while also focusing on retaining maturing CD balances through money market accounts
Time	Running off time deposit balances to help manage overall cost of funds ($146M maturing over the next five quarters)
Brokered	Looking to efficiently supplement core deposit growth with occasional low-cost brokered deposits (added $75M at 1 bp in 2Q21)

[1] Mix changes from 2015 to 3Q21
Dollars in thousands

16

Scaling Enterprise Risk Management Across a Growing Organization 17 Manage and mitigate dynamic risks while enhancing shareholder value, being responsive to clients, and delivering simple solutions in unconventional ways BWB Risk Management Philosophy Enterprise Risk Management Attributes in Place Today at BWB • Proactively addressing emerging risks across all risk categories • Recruited a highly experienced Chief Risk Officer to scale a risk framework aligned with superior asset growth • Leveraging technology to enhance processes and controls • Reinforcing operational and financial resilience through all three lines of defense • Strengthening governance and oversight through an enhanced cadence of risk review • Making investments to bolster vendor/third-party risk management program Making Investments to Proactively Identify and Mitigate Emerging Risks Credit Concentration Risk Information and Cybersecurity Risk Enterprise Risk and Compliance Financial Risk • Exceptionally strong credit underwriting and administration program • Active credit oversight and monitoring • Expertise and specialization in key portfolios, including multifamily • Investment in enhanced infrastructure and security protocols • Partner with industry-leading service providers to aid in monitoring • Effective risk culture and awareness model with ongoing training initiatives • Recruitment of highly skilled risk professionals • Investments in technology to enable scalable and effective CMS • Formal Risk Appetite Statement aligned with BWB’s strategic objectives • Solidified capital stack through sub debt and preferred stock offerings • Actively monitoring and deploying excess liquidity • Continued investments in CECL prep, LIBOR transition and SOX implementation

Credit Risk Management Supports Strong Loan Growth Momentum

Bridgewater Bancshares, Inc.

Why is BWB comfortable with its consistent pace of loan growth?

No Changes in Underwriting Standards

- Growth continues to primarily be in-market with over 85% of loans in the Twin Cities market
- No significant changes in portfolio composition – continued focus on multifamily expertise
- Growth is a function of enhanced brand, market disruption (M&A), favorable economics and expanding lending staff

Active Credit Oversight and Monitoring

- Credit department approval required for all loan transactions
- Full loan committee approval required for approximately 80% of loan origination volume YTD (ex. PPP)
- Enhanced credit concentration monitoring

Experienced Lending and Credit Teams

- Added 5 SVP lenders since early 2020 averaging 15+ years of experience
- Continued build-out of the credit team, including real estate due diligence and internal credit risk review positions
- Solid lender and credit analyst expertise across segments, geographies and relationships

5-Year Peak Net Charge-off Ratio vs. Peers

BWB	Peer Bank Median[1]
0.02%	0.15%

Consistent Asset Quality Outperformance vs. Peers

BWB	Peer Bank Median[1]
0.11%	0.56%

5-Year Peak Nonperforming Assets[2] / Assets vs. Peers

[1] Includes publicly-traded banks with total assets between $2 billion and $10 billion as of September 30, 2021 (Source: S&P Capital IQ)
[2] Nonaccrual loans, loans 90 days past due and foreclosed assets

18

Credit Management Driving Superb Asset Quality Despite COVID Impact

BRIDGEWATER BANCSHARES, INC.

Classified Assets

2020 increase due to two COVID-related relationships



$5,888
$4,184
$2,695
$15,164
$7,742
3.43%
1.82%
1.01%
4.54%
1.93%
2017
2018
2019
2020
3Q21
Classified Assets
% of Bank Tier 1 Capital + ALLL

Nonperforming Assets[1]

Consistently low NPA levels



$1,720
$581
$461
$775
$734
0.11%
0.03%
0.02%
0.03%
0.02%
2017
2018
2019
2020
3Q21
NPAs
% of Assets

Allowance for Loan Losses

Current reserves at appropriate levels; CECL adoption coming in 2023



$16,502
$20,031
$22,526
$34,841
$38,901
1.59%
1.46%
1.22%
1.20%
1.18%
1.50%
1.43%
2017
2018
2019
2020
3Q21
ALLL
% of Gross Loans
% of Gross Loans (ex. PPP)

Net Charge-Offs

Cumulative NCOs of $632K since 2017



$6
$46
$205
$435
0.00%
0.00%
0.01%
0.02%
0.00%
$(60)
2017
2018
2019
2020
3Q21 YTD
Net Charge-Offs
% of Average Loans (annualized)

Limited Exposure to COVID Impacted Sectors (as of Sept. 30, 2021)

Sector	Details
Hotels	• Only four hotel relationships ($20M, or 0.7% of loans) • Two relationships on the Watch list
Restaurants (CRE)	• Only 18 restaurant loans ($25M, or 0.9% of loans) • All 18 loans are Pass rated
Office	• 98 CRE office loans ($209M, or 7.7% of loans) • 96 loans are Pass rated • Most are small office buildings less than 125K square feet

[1] Nonaccrual loans, loans 90 days past due and foreclosed assets
Dollars in thousands

19

Consistent Spread-Based Revenue Growth Model 20 $32,695 $42,118 $54,173 $64,738 $74,132 $87,964 $107,436 $1,872 $2,567 $2,536 $2,543 $3,826 $5,839 $5,376 $34,567 $44,685 $56,709 $67,281 $77,958 $93,803 $112,812 2015 2016 2017 2018 2019 2020 3Q21 YTD Noninterest Income Net Interest Income 1 Amounts calculated on a tax-equivalent basis using statutory federal tax rate of 21% 2 Excludes loan fees and PPP loan balances, interest and fees; represents a Non-GAAP financial measure, see Appendix for Non-GAAP reconciliation 3 Annualized Dollars in thousands Net Interest Income Noninterest Income 20% YoY Loan Growth 28% YoY Loan Growth (ex. PPP) 3.54% 3.22% 3Q21 Core Net Interest Margin2 3Q21 Net Interest Margin1 • Primary revenue source • Net interest income growth to be driven by robust loan growth and strong net interest margin • Estimated $1.9M of PPP fees yet to be recognized • Comfortable with spread-based revenue stream given commercial-focused business model • Less exposure to volatile revenue streams such as mortgage and credit cards • No material exposure to overdraft revenue • Noninterest income growth to be tied to client account growth • Ongoing review and evaluation of new potential streams of noninterest income 3

44.4% 46.5% 47.4% 49.0% 42.4% 41.1% 41.7% 43.3% 40.5% 41.3% 60.6% 60.1% 59.9% 57.4% 56.5% 2017 2018 2019 2020 3Q21 YTD Among the Most Efficient Banks in the Industry 21 BWB Adjusted1 BWB Reported1 An Efficiency Ratio Consistently Well Below Peers Peer Bank Median2 1 Represents a Non-GAAP financial measure. see Appendix for Non-GAAP reconciliation. 2 Includes publicly-traded banks with total assets between $2 billion and $10 billion as of September 30, 2021 (Source: S&P Capital IQ) 3 3Q21 YTD annualized What Makes BWB So Efficient? Efficient Operating Culture ~2x as many assets per FTE employee compared to the peer bank median2 1.53% NIE/average assets3 (peer bank median: 2.15%) 7 Branches ~4x as many assets per branch compared to the peer bank median2 Lower compensation and occupancy expenses as a percent of average assets compared to peers Branch-Light Service Model Branch-light model allows key investments in technology while maintaining a low efficiency ratio To maintain a low efficiency ratio while continuing to invest in the business… BWB CAGR Since 2017 Asset Growth Revenue Growth3 NIE Growth3 23% 20% 19% …we expect revenue and expenses to continue to grow as the balance sheet grows

Leveraging Technology to Support Growth

BRIDGEWATER BANCSHARES, INC.

IT Strategy: improve client interactions, streamline processes, automate activities, and embrace digital transformation

IT Decision-Making: driven by unconventional culture, enhancing the client experience and improving organizational efficiencies

IT Current State

Client-Facing Enhancements

- Modern platforms and payment options for business and personal clients:
    - Commercial Center
    - P2P
    - A2A
    - E signature
    - Real time alerts

15% YoY increase in **digital users**

20% YoY increase in **number of mobile deposits**

Infrastructure Improvements

- Collaborative technology tools integrated into new BWB Corporate Center
- Remote capabilities to support pandemic resiliency
- Data center upgrades for maintaining core infrastructure
- IT service management and delivery enhancements
- Cyber threat detection and response

Workforce and Collaboration

- Leveraging visualization and analytics to support decision-making processes
- Implementation of scalable workflow automation to improve efficiencies
- **PPP technology integration – highlighting the need for automation**

Scalable core to support near-term growth outlook

Core Banking Platform

PPP Case Study

NEED: **An automated process to manage workflows and track loan status**

SOLUTION: **Partnership with ServiceNow to develop a loan management platform**

- Integrated into existing workflows
- Real-time status updates
- Central tracking of customer data
- Less than one week from concept to launch-ready

IMPACT:

48% Reduction in workload per case file

3 Hours saved per day due to automation

- Ongoing benefits include deposit product integration and client follow-up efficiencies
- Changing how BWB is evaluating future technology solutions

22

Investments in Technology Continue 23 What’s Next? Enhanced Commercial Loan Origination Platform • Launching an industry leading Commercial LOS in 2022 • Focusing on the core strength in Commercial lending and customer responsiveness • Digitizing the end-to-end lending process • Creating broad organizational efficiencies to support overall growth Core Banking Enhancements • Expand cloud technology adoption to accelerate time to value for the business • Partnership with JAM FINTOP to monitor emerging trends Cloud Adoption and Fintech Technology Spend Becoming a Larger Portion of Total Expenses 57% 48% 29% 17% 13% 12% 1% 24% $415 $480 $495 $564 $652 $690 $753 $849 $923 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 1 Includes data processing and information technology and telecommunications expense 2 Excludes and FHLB advance prepayment fees and debt prepayment fees Dollars in thousands Technology expense mix shift toward increased efficiencies through investments in workflow automation Infrastructure Core Banking Workflow Automation Security 4.6% 4.6% 5.1% 6.1% 6.7% 7.2% 6.9% 7.4% 7.3% • Accelerate digital adoption and enrich the client experience • Enhance end-user functionality • Modernize fraud and anomaly detection Technology expense1 as a % of total NIE2

Proactive Capital Management

Bridgewater Bancshares, Inc.

Capital Ratios Supported by Profitability and Capital Markets Activity



15.93%
14.55%
14.58%
12.98%
12.46%
12.07%
11.39%
10.35%
9.49%
11.03%
9.47%
10.65%
8.96%
8.81%
8.26%
2017
2018
2019
2020
3Q21
Total Risk-Based Capital
Common Equity Tier 1 Capital
Tangible Common Equity to Tangible Assets[1]

BWB Capital Priorities

1 Organic Growth

Ample room for growth and profitability via strong organic loan growth pipelines

2 Share Repurchases

Proactively return capital to shareholders by buying back stock at appropriate valuations

3 M&A

Review and evaluate corporate development opportunities that complement BWB's business model

4 Dividends

Have not historically paid a common stock dividend given robust loan growth opportunities

Recent Capital Actions

3Q21	Issued Sub Debt	Issued $30M of 3.25% Fixed-to-Floating Rate Subordinated Notes	Using net proceeds to support organic growth plans, support bank level capital ratios and repurchase outstanding indebtedness
	Issued Preferred Stock	Issued $69M of 5.875% Non-Cumulative Perpetual Preferred Stock	
	Redeemed Sub Debt	Repurchased $11.3M of the $25M of 5.875% Fixed-to-Floating Rate Subordinated Notes issued in 2017	Redeemed a portion of the higher cost sub debt with the remainder becoming callable in July 2022
	Restarted Share Buybacks	Repurchased 126,507 shares of common stock ($2.0M) at a weighted average price of $16.11	Expect to continue repurchasing stock at appropriate valuations ($12.5M left under current program)

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.

24

Funding Source Available Balance Cash 179 $ Unpledged Securities 413 FHLB Advances 487 FRB Discount Window 106 Unsecured Lines of Credit 208 Secured Line of Credit 25 Total 1,418 $ Putting Excess Liquidity to Work 25 14.3% 14.2% 18.3% 17.5% 16.5% 18.9% 19.8% 24.4% $608 $750 $1,121 $1,418 2018 2019 2020 3Q21 Strong Liquidity Position Off-Balance Sheet Liquidity as a % of Assets On-Balance Sheet Liquidity as a % of Assets 1.44% 1.41% 5.49% 5.59% 3.16% 3.89% 6.99% 9.17% 2018 2019 2020 3Q21 Well-Managed Excess Cash in Current Environment In an environment with unprecedented levels of excess liquidity, BWB has been able to deploy liquidity into robust loan growth in 2021, instead of holding it in cash BWB Peer Bank Median1 1 Includes publicly-traded banks with total assets between $2 billion and $10 billion as of September 30, 2021 (Source: S&P Capital IQ) Dollars in millions 106.7% 104.9% 93.0% 95.0% 2018 2019 2020 3Q21 Cash and Cash Equivalents / Assets Ratio Recent deposit inflows have lowered the loan-to-deposit ratio, but we remain comfortable operating at 100% or above Loan-to-Deposit Ratio Below 100% BWB 3Q21 cash includes $97M from 3Q21 sub debt and preferred stock offerings

Corporate Strategy Driving Above-Peer Returns and Value Creation 26 Truly Unconventional Culture Highly Efficient Business Model Robust Organic Growth Proactive Risk Management Our Culture Driven Organic Growth Story Return on Average Assets 1.16% 1.51% 1.49% 1.24% 1.44% 0.82% 1.16% 1.17% 0.97% 1.27% 2017 2018 2019 2020 3Q21 YTD BWB Adjusted1 Peer Bank Median2 Pre-Provision Return on Average Assets1 2.30% 2.20% 2.07% 2.09% 2.10% 1.62% 1.65% 1.62% 1.66% 1.61% 2017 2018 2019 2020 3Q21 YTD BWB Peer Bank Median2 Return on Average Tangible Common Equity1 13.60% 14.15% 13.72% 12.75% 15.90% 9.29% 12.54% 12.50% 10.66% 15.09% 2017 2018 2019 2020 3Q21 YTD BWB Adjusted1 Peer Bank Median2 Tangible Book Value Per Share1 $5.40 $7.22 $8.33 $9.31 $10.62 2017 2018 2019 2020 3Q21 BWB 1 Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation. 2 Includes publicly-traded banks with total assets between $2 billion and $10 billion as of September 30, 2021 (Source: S&P Capital IQ)

27 A p p e n d i x

3Q21 Earnings Highlights

BRIDGEWATER BANCSHARES, INC.

Diluted EPS		Return on Average Assets	PPNR Return on Average Assets[1]	Return on Avg. Tangible Common Equity[1]	Efficiency Ratio[1]
$0.40 Reported	$0.41 Adjusted[1]	1.37%	2.09%	15.47%	41.5% Adjusted[1]

Robust Balance Sheet Growth Continues

- Gross loan balances up $117.8 million, or 18.0% annualized from 2Q21 (25.9% ex. PPP)
- Deposit balances up $133.3 million, or 19.4% annualized from 2Q21
- Cash build of $97.3 million, primarily due to 3Q21 sub debt and preferred stock offerings

Highly Efficient Operating Performance

- Adjusted efficiency ratio[1] of 41.5%, in-line with 2Q21
- Total revenue of $30.1 million, up 7.9% from 2Q21, driven by $2.4 million of net interest income growth
- Noninterest expense up $1.8 million, or 15.3% from 2Q21 (adjusted noninterest expense[1] up 10.3%)

Superb Asset Quality

- Annualized net charge-offs to average loans of 0.00%
- Growth-driven provision of $1.3 million, bringing allowance to total loans to 1.46% (ex. PPP)
- Nonperforming assets to total assets of 0.02%, in-line with 2Q21

Enhanced Capital Position

- Completed $30 million subordinated debt and $69 million preferred stock offerings
- Tangible common equity ratio[1] of 8.81%, down 29 bps from 2Q21
- Total risk-based capital ratio of 15.93% up 244 bps from 2Q21

[1] Represents a Non-GAAP financial measure. See Appendix for Non-GAAP reconciliation.

28

Reconciliation of Non-GAAP Financial Measures – Efficiency, TCE, TBV, NIM 29 This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies. * Efficiency Ratio is adjusted to exclude the historic tax credit amortization and debt prepayment fees. Dollars in thousands Core Net Interest Margin September 30, 2021 Net Interest Income (Tax-Equivalent Basis) 28,880 $ Less: Loan Fees (1,487) Less: PPP Interest and Fees (1,753) Core Net Interest Margin 25,640 $ Average Interest Earning Assets 3,234,301 $ Less: Avergage PPP Loans (76,006) Core Average Interest Earning Assets 3,158,295 $ Core Net Interest Margin 3.22% As of and for the quarter ended, Efficiency Ratio 2017 2017* 2018 2018* 2019 2019* 2020 2020* YTD 3Q21 YTD 3Q21* 3Q21 3Q21* Noninterest Expense 25,496 $ 25,496 $ 31,562 $ 31,562 $ 36,932 $ 36,932 $ 45,387 $ 45,387 $ 35,636 $ 35,636 $ 13,236 $ 13,236 $ Less: Amortization of Tax Credit Investments - (1,916) - (3,293) - (3,225) - (738) - (410) - (152) Less: Debt Prepayment Fees - - - - - - - (7,043) - (582) - (582) Less: Amortization Intangible Assets (191) (191) (191) (191) (191) (191) (191) (191) (143) (143) (48) (48) Adjusted Noninterest Expense 25,305 $ 23,389 $ 31,371 $ 28,078 $ 36,741 $ 33,516 $ 45,196 $ 37,415 $ 35,493 $ 34,501 $ 13,188 $ 12,454 $ Net Interest Income 54,173 $ 54,173 $ 64,738 $ 64,738 $ 74,132 $ 74,132 $ 87,964 $ 87,964 $ 80,356 $ 80,356 $ 28,673 $ 28,673 $ Noninterest Income 2,536 2,536 2,543 2,543 3,826 3,826 5,839 5,839 4,021 4,021 1,410 1,410 Less: (Gain) Loss on Sales of Securities 250 250 125 125 (516) (516) (1,503) (1,503) (750) (750) (48) (48) Adjusted Operating Revenue 56,959 $ 56,959 $ 67,406 $ 67,406 $ 77,442 $ 77,442 $ 92,300 $ 92,300 $ 83,627 $ 83,627 $ 30,035 $ 30,035 $ Efficiency Ratio 44.4% 41.1% 46.5% 41.7% 47.4% 43.3% 49.0% 40.5% 42.4% 41.3% 43.9% 41.5% Tangible Common Equity & Tangible Common Equity/Tangible Assets 2017 2018 2019 2020 3Q21 Total Shareholders' Equity 137,162 $ 220,998 $ 244,794 $ 265,405 $ 367,803 $ Less: Preferred Stock - - - - (66,515) Total Common Shareholders' Equity 137,162 220,998 244,794 265,405 301,288 Less: Intangible Assets (3,869) (3,678) (3,487) (3,296) (3,153) Tangible Common Equity 133,293 $ 217,320 $ 241,307 $ 262,109 $ 298,135 $ Total Assets 1,616,612 $ 1,973,741 $ 2,268,830 $ 2,927,345 $ 3,389,125 $ Less: Intangible Assets (3,869) (3,678) (3,487) (3,296) (3,153) Tangible Assets 1,612,743 $ 1,970,063 $ 2,265,343 $ 2,924,049 $ 3,385,972 $ Tangible Common Equity/Tangible Assets 8.26% 11.03% 10.65% 8.96% 8.81% Tangible Book Value Per Share 2017 2018 2019 2020 3Q21 Book Value Per Common Share 5.56 $ 7.34 $ 8.45 $ 9.43 $ 10.73 $ Less: Effects of Intangible Assets (0.16) (0.12) (0.12) (0.12) (0.11) Tangible Book Value Per Common Share 5.40 $ 7.22 $ 8.33 $ 9.31 $ 10.62 $ Total Common Shares 24,679,861 30,097,274 28,973,572 28,143,493 28,066,822 As of and for the year ended, As of and for the year ended,

Reconciliation of Non-GAAP Financial Measures – PPNR

BRIDGEWATER BANCSHARES, INC.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the year ended,					
Pre-Provision Net Revenue	**2017**	**2018**	**2019**	**2020**	**YTD 3Q21**	**3Q21**
Noninterest Income	$ 2,536	$ 2,543	$ 3,826	$ 5,839	$ 4,021	$ 1,410
Less: Gain on sales of Securities	250	125	(516)	(1,503)	(750)	(48)
Total Operating Noninterest Income	2,786	2,668	3,310	4,336	3,271	1,362
Plus: Net Interest Income	54,173	64,738	74,132	87,964	80,356	28,673
Net Operating Revenue	$ 56,959	$ 67,406	$ 77,442	$ 92,300	$ 83,627	$ 30,035
Noninterest Expense	$ 25,496	$ 31,562	$ 36,932	$ 45,387	$ 35,636	$ 13,236
Less: Amortization of Tax Credit Investments	(1,916)	(3,293)	(3,225)	(738)	(410)	(152)
Less: Debt Prepayment Fees	-	-	-	(7,043)	(582)	(582)
Total Operating Noninterest Expense	$ 23,580	$ 28,269	$ 33,707	$ 37,606	$ 34,644	$ 12,502
Pre-Provision Net Revenue	$ 33,379	$ 39,137	$ 43,735	$ 54,694	$ 48,983	$ 17,533
Plus:						
Non-Operating Revenue Adjustments	(250)	(125)	516	1,503	750	48
Less:						
Provision for Loan Losses	4,175	3,575	2,700	12,750	4,000	1,300
Non-Operating Expense Adjustments	1,916	3,293	3,225	7,781	992	734
Provision for Income Taxes	10,149	5,224	6,923	8,472	11,568	4,038
Net Income	$ 16,889	$ 26,920	$ 31,403	$ 27,194	$ 33,173	$ 11,509
Average Assets	$ 1,451,732	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,117,861	$ 3,332,301
Pre-Provision Net Revenue Return on Average Assets	2.30%	2.20%	2.07%	2.09%	2.10%	2.09%

Dollars in thousands

30

Reconciliation of Non-GAAP Financial Measures – Diluted EPS, ROA, ROATCE

Bridgewater Bancshares, Inc.

This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of these non-GAAP financial measures are provided below. The Company believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company's financial performance. Because not all companies use the same calculations for these measures, the information in this presentation may not be comparable to other similarly titled measures as calculated by other companies.

	As of and for the year ended,					
Diluted EPS, ROA & ROATCE	**2017**	**2018**	**2019**	**2020**	**YTD 3Q21**	**3Q21**
Net Income	$ 16,889	$ 26,920	$ 31,403	$ 27,194	$ 33,173	$ 11,509
Add: Debt Prepayment Fees	-	-	-	7,043	582	582
Less: Tax Impact	-	-	-	(1,676)	(151)	(151)
Net Income, Excluding Impact of Debt Prepayment Fees	$ 16,889	$ 26,920	$ 31,403	$ 32,561	$ 33,604	$ 11,940
Diluted Weighted Average Shares Outstanding	$ 25,017,690	$ 29,436,214	$ 29,996,776	$ 29,170,220	$ 29,077,850	$ 29,110,547
Adjusted Diluted Earnings Per Common Share	$ 0.68	$ 0.91	$ 1.05	$ 1.12	$ 1.16	$ 0.41
Average Assets	$ 1,451,732	$ 1,777,592	$ 2,114,211	$ 2,617,579	$ 3,117,861	
Adjusted Annualized ROA	1.16%	1.51%	1.49%	1.24%	1.44%	
Average Total Shareholders' Equity	$ 128,123	$ 194,083	$ 232,539	$ 258,736	$ 296,760	$ 330,604
Less: Average Preferred Stock	-	-	-	-	(10,896)	(32,332)
Average Total Common Shareholders' Equity	$ 128,123	$ 194,083	$ 232,539	$ 258,736	$ 285,864	$ 298,272
Less: Effects of Average Intangible Assets	(3,956)	(3,772)	(3,582)	(3,395)	(3,227)	(3,180)
Average Tangible Common Equity	$ 124,167	$ 190,311	$ 228,957	$ 255,341	$ 282,637	$ 295,092
Annualized Return on Average Tangible Common Equity	13.60%	14.15%	13.72%	10.65%	15.69%	15.47%
Adjusted Annualized ROTCE	13.60%	14.15%	13.72%	12.75%	15.90%	

Dollars in thousands

31